The Aaron’s Company, Inc. Reports Third Quarter 2022 Financial Results
Company Raises Midpoint of Full Year Outlook
Atlanta, GA, October 24, 2022 — The Aaron’s Company, Inc. (NYSE: AAN) today released its third quarter 2022 financial results. Complete financial results are available at www.investor.aarons.com. Highlights of those results are included below and in the attached supplement.
Consolidated Results:
•Revenues were $593.4 million, an increase of 31.2%, benefiting from the BrandsMart acquisition
•Net loss was $15.6 million; Adjusted net earnings1 were $9.7 million
•Adjusted EBITDA1 was $35.2 million, a decrease of 34.3%
•Loss per share was $0.51; Non-GAAP EPS1 was $0.31
Key Items:
•Aaron's Business same-store revenues decreased 7.7% compared to an increase of 4.6% in the prior year quarter
•BrandsMart product sales2 decreased 0.5% compared to an increase of 9.6% in the prior year quarter
•E-commerce revenue grew year-over-year by 11.1% at the Aaron's Business and by 18.0% at BrandsMart2
•The Aaron's Business opened its 200th GenNext location in October
Aaron’s will host an earnings conference call tomorrow, October 25, 2022, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at www.investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/576928281. A transcript of the webcast will also be available at www.investor.aarons.com.
About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,300 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit www.investor.aarons.com, www.aarons.com, and www.brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.This metric is unaudited and includes a comparison to a period in which the BrandsMart business was not owned by The Aaron's Company, Inc.

The Aaron’s Company, Inc. Reports Third Quarter 2022 Financial Results
Company Raises Midpoint of Full Year Outlook

Atlanta, GA, October 24, 2022 — The Aaron's Company, Inc. (NYSE: AAN) today released its third quarter 2022 financial results.

Consolidated Results
•Revenues were $593.4 million, an increase of 31.2%, benefiting from the BrandsMart acquisition
•Net loss was $15.6 million; Adjusted net earnings[1] were $9.7 million
•Adjusted EBITDA[1] was $35.2 million, a decrease of 34.3%
•Loss per share was $0.51; Non-GAAP EPS[1] was $0.31

Key Items
•Aaron's Business same-store revenues decreased 7.7% compared to an increase of 4.6% in the prior year quarter
•BrandsMart product sales[2] decreased 0.5% compared to an increase of 9.6% in the prior year quarter
•E-commerce revenue grew year-over-year by 11.1% at the Aaron's Business and by 18.0% at BrandsMart[2]
•The Aaron's Business opened its 200th GenNext location in October

Third Quarter Highlights[3]	CEO Commentary
•Consolidated revenues were $593.4 million, compared with $452.2 million
"This quarter we delivered solid financial results in what remains a challenging economic environment. Our ongoing strategic investments in centralized lease decisioning, e-commerce, the GenNext store program, and BrandsMart all contributed to these positive results as we continue to transform our customers' in-store and digital experience. We have raised the midpoint of our full year 2022 consolidated revenue and earnings outlook provided in July."

Douglas Lindsay
CEO, The Aaron's Company, Inc.

•Consolidated adjusted EBITDA[1] was $35.2 million, a decrease of $18.4 million
•Aaron’s Business revenues were $412.9 million; adjusted EBITDA[1] was $42.5 million
•Lease portfolio size for the Aaron’s Business was $125.8 million at quarter end, a decrease of 4.8%
•BrandsMart revenues were $183.3 million; adjusted EBITDA[1] was $6.6 million
•Adjusted free cash flow[4] was $50.1 million, an increase of $40.6 million
•Initiated a new operational efficiency and optimization restructuring program

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.This metric is unaudited and includes a comparison to a period in which the BrandsMart business was not owned by The Aaron's Company, Inc.
3.Comparative to the prior year period unless otherwise stated.
4.Item is a Non-GAAP financial measure. Refer to the "Adjusted Free Cash Flow" reconciliation table on page 2.

Consolidated Results

($ In Thousands, except per share amounts)	Q3'22	Q3'21	% Change
Revenues	$593,384	$452,153	31.2%
Net (Loss) Earnings	(15,616)	24,348	nmf
Adjusted EBITDA[1]	35,208	53,608	(34.3)
Non-GAAP EPS[1]	$0.31	$0.83	(62.7)

Adjusted Free Cash Flow[1]	Q3'22	$ Change	Returns to Shareholders	Q3'22	% Change
Operating cash flow	$66,795	$36,556	Dividends Declared[3]	$3,463	8.2%
Operating adjustments[2]	9,284	8,467	Share Repurchases	—	(100.0)
Capital expenditures	(26,008)	(4,378)
Adjusted Free Cash Flow[1]	$50,071	$40,645
Discussion of Consolidated Results:
•The 31.2% increase in consolidated revenues was due to the inclusion of BrandsMart in the consolidated results, offset by lower lease revenues and fees and retail sales at the Aaron's Business.
•Net losses in the third quarter of 2022 include restructuring charges of $14.9 million, goodwill impairment charges of $12.9 million recognized at the Aaron's Business, BrandsMart acquisition-related costs of $1.7 million, acquisition-related intangible amortization expense of $2.9 million and separation costs of $0.2 million.
•Net earnings in the third quarter of 2021 included restructuring charges of $2.9 million, acquisition-related intangible amortization expense of $1.0 million and separation costs of $0.4 million.
•The 34.3% decline in adjusted EBITDA was primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs at the Aaron's Business, partially offset by an incremental $6.6 million of adjusted EBITDA generated by the inclusion of BrandsMart in the Company's consolidated results and lower personnel costs at the Aaron's Business.
•Non-GAAP EPS declined by 62.7% due to the factors described above.
•As of September 30, 2022, the Company had a cash balance of $37.8 million and debt of $274.0 million.

.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Adjustments include operating cash flows related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the quarter.
3.Disclosure based upon dividends declared but not paid for the three months ended September 30, 2022 and 2021.

Segment Results

Aaron's Business
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ In Thousands)	Q3'22	Q3'21	Change
Revenues	$412,914	$452,153	(8.7)%
Lease Portfolio Size - Quarter End	$125,845	$132,215	(4.8)%
Lease Renewal Rate	86.3%	89.7%	(340)	bps
Same Store Revenues	(7.7)%	4.6%	nmf
Gross Profit Margin	62.3%	63.0%	(70)	bps
Earnings Before Income Taxes	$23,493	$50,006	(53.0)%
Adjusted EBITDA[1]	$42,455	$66,790	(36.4)%
Adjusted EBITDA Margin[1]	10.3%	14.8%	(450)	bps
Write-Offs %[2]	7.5%	4.9%	260	bps

Aaron's Business Store Count[3]	Q3'22	Q3'21	Change
Total Stores	1,268	1,321	(53)
Company-Operated	1,034	1,084	(50)
GenNext (included in Company-Operated)	195	86	109
Franchised	234	237	(3)
Discussion of Aaron's Business Results:
•The 8.7% decrease in revenues was primarily due to a 7.7% decline in same store revenues driven by a lower same-store lease portfolio size during the quarter, lower lease renewal rates, fewer exercises of early purchase options, and lower retail sales.
•The 4.8% decrease in overall store lease portfolio size was due to a decline in recurring revenue written into the portfolio combined with higher returns and write offs of lease merchandise.
•The 340 basis point year-over-year decline in lease renewal rates was due to continued inflationary pressures affecting customers' ability to pay.
•The year-over-year declines of 36.4% in Adjusted EBITDA and 450 basis points in Adjusted EBITDA margin were primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs, partially offset by lower personnel costs.
•The provision for lease merchandise write-offs as a percentage of lease revenues and fees was 7.5% as compared to 4.9% in the prior year quarter, as continued inflationary pressures affected customer payment ability.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our average legacy stores.
•E-commerce revenues increased 11.1% as compared to the prior year quarter and represented 16.0% of lease revenues.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Provision for Lease Merchandise Write-off as a percentage of lease revenues and fees.
3.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the Brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ In Thousands)	Q3'22	Q3’21[2]	% Change
Revenues	$183,341	N/A	N/A
Gross Profit Margin	22.4%	N/A	N/A
Earnings Before Tax	$2,955	N/A	N/A
Adjusted EBITDA[1]	$6,614	N/A	N/A
Adjusted EBITDA Margin[1]	3.6%	N/A	N/A
Discussion of BrandsMart Results:
•Product sales for the quarter decreased year-over-year by 0.5% as a result of ongoing price deflation in certain consumer electronics categories, offset primarily by strong sales in appliances and e-commerce.
•E-commerce product sales increased 18.0% as compared to the prior year quarter, and represented 9.4% of total product sales.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.The Company’s consolidated financial and operating results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart and therefore have not been addressed in the discussion below.

Updated Full Year 2022 Outlook
The Company is providing the following updated outlook of selected financial metrics for the full year 2022.

	Current Outlook [1,2,3,4,5,7]		Previous Outlook [1,2,3,6]
	Low	High	Low	High
Consolidated Company
Revenues	$2.23 billion	$2.27 billion	$2.19 billion	$2.27 billion
Adjusted EBITDA	$160.0 million	$170.0 million	$150.0 million	$170.0 million
Non-GAAP EPS	$1.90	$2.05	$1.75	$2.15
Capital Expenditures	$105.0 million	$115.0 million	$100.0 million	$120.0 million
Adjusted Free Cash Flow	$70.0 million	$75.0 million	$50.0 million	$60.0 million

Aaron’s Business
Revenues	$1.68 billion	$1.71 billion	$1.65 billion	$1.71 billion
Adjusted EBITDA	$190.0 million	$195.0 million	$180.0 million	$195.0 million
Annual Same Store Revenues	-7.0%	-6.0%	-8.0%	-6.0%

BrandsMart
Revenues	$550.0 million	$565.0 million	$545.0 million	$565.0 million
Adjusted EBITDA	$20.0 million	$25.0 million	$20.0 million	$25.0 million

1.See the “Use of Non-GAAP Financial Information” section included in this release.
2.BrandsMart outlook represents expected results for the nine months ended December 31, 2022.
3.The current and previous outlook for the Aaron’s Business and BrandsMart segments does not include unallocated corporate expenses.
4.The Company also assumes depreciation and amortization of $85.0 million to $90.0 million.
5.Expects a diluted weighted average share count of approximately 31.5 million shares.
6.As announced in the Form 8-K filed on July 25th, 2022.
7.As announced in the Form 8-K filed on October 24th, 2022.

Conference Call and Webcast
The Company will hold a conference call to discuss its quarterly results on October 25, 2022, at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Company’s investor relations website, investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,300 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” and similar terminology. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, general macroeconomic conditions and rising interest rates; (ii) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic (iii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iv) the failure of that separation to qualify for the expected tax treatment; (v) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (vi) risks related to the disruption of management time from ongoing business operations due to the BrandsMart U.S.A. acquisition; (vii) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (viii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (ix) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (x) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (xi) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xii) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xiii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiv) financial challenges faced by our franchisees; (xv) increases in lease merchandise write-offs, and the potential limited duration and impact of government stimulus and other government payments made by Federal and State governments to counteract the economic impact of the pandemic; (xvi) the availability and prices of supply chain resources, including products and transportation; (xvii) business disruptions due to political or economic instability due to the ongoing conflict between Russia and Ukraine; and (xviii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Statements in this news release that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our 2022 financial performance outlook; (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition; and (v) the expected impact on our 2022 financial performance of additional rounds of government stimulus payments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF EARNINGS[1]

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
(In Thousands, except per share amounts)	September 30,		September 30,
	2022	2021	2022	2021
REVENUES:
Lease Revenues and Fees	$372,127	$401,383	$1,167,958	$1,240,645
Retail Sales	188,734	12,283	392,189	45,606
Non-Retail Sales	26,542	32,159	81,411	94,563
Franchise Royalties and Other Revenues	5,981	6,328	18,292	19,888
	593,384	452,153	1,659,850	1,400,702
COST OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	125,711	130,104	390,147	403,399
Retail Cost of Sales	146,292	8,344	320,635	29,750
Non-Retail Cost of Sales	23,634	29,063	73,227	85,163
	295,637	167,511	784,009	518,312
GROSS PROFIT	297,747	284,642	875,841	882,390
OPERATING EXPENSES:
Personnel Costs	134,001	122,901	385,368	369,190
Other Operating Expenses, Net	123,040	105,428	363,786	327,840
Provision for Lease Merchandise Write-Offs	28,022	19,799	72,092	45,333
Restructuring Expenses, Net	14,930	2,899	23,847	8,134
Impairment of Goodwill	12,933	—	12,933	—
Separation Costs	220	397	990	6,033
Acquisition-Related Costs	1,659	—	13,156	—
	314,805	251,424	872,172	756,530
OPERATING (LOSS) PROFIT	(17,058)	33,218	3,669	125,860
Interest Expense	(3,151)	(322)	(5,964)	(1,117)
Other Non-Operating (Expense) Income, Net	(344)	(88)	(2,827)	1,058
(LOSS) EARNINGS BEFORE INCOME TAXES	(20,553)	32,808	(5,122)	125,801
INCOME TAX (BENEFIT) EXPENSE	(4,937)	8,460	(5,696)	32,155
NET (LOSS) EARNINGS	$(15,616)	$24,348	$574	$93,646

(LOSS) EARNINGS PER SHARE	$(0.51)	$0.75	$0.02	$2.79
(LOSS) EARNINGS PER SHARE ASSUMING DILUTION	$(0.51)	$0.73	$0.02	$2.74
WEIGHTED AVERAGE SHARES OUTSTANDING	30,875	32,485	30,921	33,513
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	30,875	33,188	31,373	34,216
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED BALANCE SHEETS[1]

	(Unaudited)
(In Thousands)	September 30, 2022	December 31, 2021
ASSETS:
Cash and Cash Equivalents	$37,779	$22,832
Accounts Receivable (net of allowances of $8,474 at September 30, 2022 and $7,163 at December 31, 2021)	37,852	29,443
Lease Merchandise (net of accumulated depreciation and allowances of $437,339 at September 30, 2022 and $439,745 at December 31, 2021)	715,055	772,154
Merchandise Inventories, Net	96,486	—
Property, Plant and Equipment, Net	265,701	230,895
Operating Lease Right-of-Use Assets	456,464	278,125
Goodwill	51,683	13,134
Other Intangibles, Net	121,259	5,095
Income Tax Receivable	7,981	3,587
Prepaid Expenses and Other Assets	97,511	86,000
Total Assets	$1,887,771	$1,441,265
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$247,601	$244,670
Deferred Income Taxes Payable	90,345	92,306
Customer Deposits and Advance Payments	75,594	66,289
Operating Lease Liabilities	496,550	309,834
Debt	273,961	10,000
Total Liabilities	1,184,051	723,099

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at September 30, 2022 and December 31, 2021; Shares Issued: 36,041,939 at September 30, 2022 and 35,558,714 at December 31, 2021	18,021	17,779
Additional Paid-in Capital	735,051	724,384
Retained Earnings	88,524	98,546
Accumulated Other Comprehensive Loss	(1,454)	(739)
	840,142	839,970
Less: Treasury Shares at Cost
5,261,461 Shares at September 30, 2022 and 4,580,390 at December 31, 2021	(136,422)	(121,804)
Total Shareholders’ Equity	703,720	718,166
Total Liabilities & Shareholders’ Equity	$1,887,771	$1,441,265

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED STATEMENTS OF CASH FLOWS[1]

	(Unaudited)
	Nine Months Ended September 30,
(In Thousands)	2022	2021
OPERATING ACTIVITIES:
Net Earnings	$574	$93,646
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	384,268	397,701
Other Depreciation and Amortization	63,211	51,729
Provision for Lease Merchandise Write-Offs	72,092	45,333
Non-Cash Inventory Fair Value Adjustment	23,074	—
Accounts Receivable Provision	29,331	18,840
Stock-Based Compensation	9,998	9,863
Deferred Income Taxes	(5,833)	25,966
Impairment of Goodwill and Other Assets	28,929	3,937
Non-Cash Lease Expense	82,532	69,205
Other Changes, Net	(9,446)	(3,851)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(401,002)	(519,139)
Merchandise Inventories	6,440	—
Accounts Receivable	(25,320)	(15,511)
Prepaid Expenses and Other Assets	(366)	(15,151)
Income Tax Receivable	(4,394)	(2,527)
Operating Lease Right-of-Use Assets and Liabilities	(90,877)	(78,641)
Accounts Payable and Accrued Expenses	(23,582)	22,917
Customer Deposits and Advance Payments	(15,758)	(13,923)
Cash Provided by Operating Activities	123,871	90,394
INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(83,695)	(67,456)
Proceeds from Dispositions of Property, Plant, and Equipment	18,710	10,330
Acquisition of BrandsMart U.S.A., Net of Cash Acquired	(266,773)	—
Acquisition of Businesses and Customer Agreements, Net of Cash Acquired	(917)	(6,776)
Proceeds from Other Investing-Related Activities	1,145	2,347
Cash Used in Investing Activities	(331,530)	(61,555)
FINANCING ACTIVITIES:
Repayments on Swing Line Loans, Net	(10,000)	—
Proceeds from Revolver and Term Loan	291,700	—
Repayments on Revolver, Term Loan and Financing Leases	(31,700)	(740)
Borrowings on Inventory Loan Program, Net	(793)	—
Dividends Paid	(10,067)	(6,770)
Acquisition of Treasury Stock	(11,055)	(81,740)
Issuance of Stock Under Stock Option Plans	911	1,876
Shares Withheld for Tax Payments	(3,563)	(2,729)
Debt Issuance Costs	(2,758)	—
Cash Provided by (Used in) Financing Activities	222,675	(90,103)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(69)	(13)
Increase (Decrease) in Cash and Cash Equivalents	14,947	(61,277)
Cash and Cash Equivalents at Beginning of Period	22,832	76,123
Cash and Cash Equivalents at End of Period	$37,779	$14,846
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

QUARTERLY REVENUES BY SEGMENT[1]

	(Unaudited)
	Three Months Ended
(In Thousands)	September 30, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$372,127	$—	$—	$372,127
Retail Sales	8,264	183,341	(2,871)	188,734
Non-Retail Sales	26,542	—	—	26,542
Franchise Royalties and Fees	5,803	—	—	5,803
Other	178	—	—	178
Total Revenues	$412,914	$183,341	$(2,871)	$593,384

	(Unaudited)
	Three Months Ended
(In Thousands)	September 30, 2021
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$401,383	$—	—	$401,383
Retail Sales	12,283	—	—	12,283
Non-Retail Sales	32,159	—	—	32,159
Franchise Royalties and Fees	6,147	—	—	6,147
Other	181	—	—	181
Total Revenues	$452,153	$—	$—	$452,153

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail price. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NINE MONTHS REVENUES BY SEGMENT[1]

	(Unaudited)
	Nine Months Ended
(In Thousands)	September 30, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,167,958	$—	$—	$1,167,958
Retail Sales	31,580	364,783	(4,174)	392,189
Non-Retail Sales	81,411	—	—	81,411
Franchise Royalties and Fees	17,713	—	—	17,713
Other	579	—	—	579
Total	$1,299,241	$364,783	$(4,174)	$1,659,850

	(Unaudited)
	Nine Months Ended
(In Thousands)	September 30, 2021
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,240,645	$—	$—	$1,240,645
Retail Sales	45,606	—	—	45,606
Non-Retail Sales	94,563	—	—	94,563
Franchise Royalties and Fees	19,109	—	—	19,109
Other	779	—	—	779
Total	$1,400,702	$—	$—	$1,400,702

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail price. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION:
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, a goodwill impairment charge recognized for the Aaron's Business reporting unit, and a one-time, non-cash charge for a fair value adjustment to merchandise inventories. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2021 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net (Loss) Earnings and (Loss) Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share Assuming Dilution table in this news release.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s (loss) earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and Adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release and in the news releases dated April 25th and July 25th of 2022 are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET EARNINGS AND NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION[1]

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
(In Thousands, except per share amounts)	September 30,		September 30,
	2022	2021	2022	2021
Net (Loss) Earnings	$(15,616)	$24,348	$574	$93,646
Income Taxes	(4,937)	8,460	(5,696)	32,155
(Loss) Earnings Before Income Taxes	$(20,553)	$32,808	$(5,122)	$125,801
Add: Acquisition-Related Intangible Amortization Expense	2,878	1,035	6,301	3,970
Add: Restructuring Expenses, Net	14,930	2,899	23,847	8,134
Add: Separation Costs	220	397	990	6,033
Add: Non-Cash Inventory Fair Value Adjustment	51	—	23,074	—
Add: Acquisition-Related Costs	1,659	—	13,156	—
Add: Impairment of Goodwill	12,933	—	12,933	—
Non-GAAP Earnings Before Income Taxes	12,118	37,139	75,179	143,938

Income taxes, calculated using a non-GAAP Effective Tax Rate	2,450	9,577	13,247	36,791
Non-GAAP Net Earnings	$9,668	$27,562	$61,932	$107,147

(Loss) Earnings Per Share Assuming Dilution	$(0.51)	$0.73	$0.02	$2.74
Add: Acquisition-Related Intangible Amortization Expense	0.09	0.03	0.20	0.12
Add: Restructuring Expenses, Net	0.48	0.09	0.76	0.24
Add: Separation Costs	0.01	0.01	0.03	0.18
Add: Non-Cash Inventory Fair Value Adjustment	—	—	0.74	—
Add: Acquisition-Related Costs	0.05	—	0.42	—
Add: Impairment of Goodwill	0.42	—	0.41	—
Tax Effect of Non-GAAP adjustments	(0.24)	(0.03)	(0.60)	(0.14)
Non-GAAP Earnings Per Share Assuming Dilution[2]	$0.31	$0.83	$1.97	$3.13

Weighted Average Shares Outstanding Assuming Dilution[3]	31,138	33,188	31,373	34,216

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
3.For the three months ended September 30, 2022, the GAAP Weighted Average Shares Outstanding Assuming Dilution was 30,875 and the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution was 31,138.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Three Months Ended September 30, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net (Loss)					$(15,616)
Income Taxes					(4,937)
Earnings (Loss) Before Income Taxes	$23,493	$2,955	$(46,664)	$(337)	$(20,553)
Interest Expense	—	—	3,151	—	3,151
Depreciation	18,376	1,237	247	—	19,860
Amortization	586	2,371	—	—	2,957
EBITDA	$42,455	$6,563	$(43,266)	$(337)	$5,415
Separation Costs	—	—	220	—	220
Restructuring Expenses, Net	—	—	14,930	—	14,930
Impairment of Goodwill	—	—	12,933	—	12,933
Acquisition-Related Costs	—	—	1,659	—	1,659
Non-Cash Inventory Fair Value Adjustment	—	51	—	—	51
Adjusted EBITDA	$42,455	$6,614	$(13,524)	$(337)	$35,208

	(Unaudited)
	Three Months Ended September 30, 2021
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$24,348
Income Taxes					8,460
Earnings (Loss) Before Income Taxes	$50,006	$—	$(17,198)	$—	$32,808
Interest Expense	—	—	322	—	322
Depreciation	15,582	—	398	—	15,980
Amortization	1,202	—	—	—	1,202
EBITDA	$66,790	$—	$(16,478)	$—	$50,312
Separation Costs	—	—	397	—	397
Restructuring Expenses, Net	—	—	2,899	—	2,899
Adjusted EBITDA	$66,790	$—	$(13,182)	$—	$53,608

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail price. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NINE MONTHS ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Nine Months Ended September 30, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$574
Income Taxes					(5,696)
Earnings (Loss) Before Income Taxes	$105,174	$(12,964)	$(96,656)	$(676)	$(5,122)
Interest Expense	—	—	5,964	—	5,964
Depreciation	53,178	2,426	1,008	—	56,612
Amortization	2,050	4,549	—	—	6,599
EBITDA	$160,402	$(5,989)	$(89,684)	$(676)	$64,053
Separation Costs	—	—	990	—	990
Restructuring Expenses, Net	—	—	23,847	—	23,847
Impairment of Goodwill	—	—	12,933	—	12,933
Acquisition-Related Costs	—	—	13,156	—	13,156
Non-Cash Inventory Fair Value Adjustment	—	23,074	—	—	23,074
Adjusted EBITDA	$160,402	$17,085	$(38,758)	$(676)	$138,053

	(Unaudited)
(In Thousands)	Nine Months Ended September 30, 2021
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$93,646
Income Taxes					32,155
Earnings (Loss) Before Income Taxes	$182,924	$—	$(57,123)	$—	$125,801
Interest Expense	—	—	1,117	—	1,117
Depreciation	45,798	—	1,446	—	47,244
Amortization	4,485	—	—	—	4,485
EBITDA	$233,207	$—	$(54,560)	$—	$178,647
Separation Costs	—	—	6,033	—	6,033
Restructuring Expenses, Net	—	—	8,134	—	8,134
Adjusted EBITDA	$233,207	$—	$(40,393)	$—	$192,814

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail price. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW[1]

	(Unaudited)
	Three Months Ended
	September 30,
(In Thousands)	2022	2021
Cash Provided by Operating Activities	$66,795	$30,239
Add: Proceeds from Real Estate Transactions	7,537	817
Add: Acquisition-Related Transaction Costs	1,747	—
Less: Capital Expenditures	(26,008)	(21,630)
Adjusted Free Cash Flow	$50,071	$9,426

	(Unaudited)
	Nine Months Ended
	September 30,
(In Thousands)	2022	2021
Cash Provided by Operating Activities	$123,871	$90,394
Add: Proceeds from Real Estate Transactions	14,919	4,204
Add: Acquisition-Related Transaction Costs	12,779	—
Less: Capital Expenditures	(83,695)	(67,456)
Adjusted Free Cash Flow	$67,874	$27,142
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2022 CURRENT OUTLOOK FOR ADJUSTED EBITDA

Fiscal Year 2022 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Estimated Net Loss			$(3,100) - $(600)
Income Taxes			$(8,400) - $(6,400)
Projected Earnings (Loss) Before Income Taxes	$116,000 - $119,000	$(13,000) - $(9,000)	$(11,500) - $(7,000)
Interest Expense	—	—	$12,500 - $13,000
Depreciation and Amortization	$74,000 - $76,000	$10,000 - $11,000	$85,000 - $90,000
Projected EBITDA	$190,000 - $195,000	$(3,000) - $2,000	$86,000 - $96,000
Other Adjustments, Net[1,2]	—	$23,000	$74,000
Projected Adjusted EBITDA	$190,000 - $195,000	$20,000 - $25,000	$160,000 - $170,000

1.For BrandsMart Other Adjustments, Net includes a one-time, non-cash charge for a fair value adjustment to BrandsMart merchandise inventories.
2.For Consolidated outlook, Other Adjustments, Net includes non-GAAP charges related to goodwill impairment charges, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, and BrandsMart one-time acquisition-related costs.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2022 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2022 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$(0.15)	$0.10
Add Sum of Other Adjustments[1]	$2.05	$1.95
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.90	$2.05

1.Includes the non-GAAP charges related to goodwill impairment charges, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, BrandsMart one-time acquisition-related costs, and a one-time, non-cash charge for a fair value adjustment to BrandsMart merchandise inventories.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2022 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2022 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$147,200 - $162,200
Add: Proceeds from Real Estate Transactions	$15,000
Add: Acquisition-Related Transaction Costs	$12,800
Less: Capital Expenditures	$(105,000) - $(115,000)
Adjusted Free Cash Flow	$70,000 - $75,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2022 PREVIOUS OUTLOOK FOR ADJUSTED EBITDA

Fiscal Year 2022 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Estimated Net Earnings			$10,000 - $24,000
Income Taxes			$250 - $750
Projected Earnings Before Income Taxes	$105,000 - $118,000	$(11,000) - $(8,000)	$10,250 - $24,750
Interest Expense	—	—	$10,500 - $11,000
Depreciation and Amortization	$75,000 - $77,000	$8,000 - $10,000	$85,000 - $90,000
Projected EBITDA	$180,000 - $195,000	$(3,000) - $2,000	$105,750 - $125,750
Projected Other Adjustments, Net[1,2]	—	$23,000	$44,250
Projected Adjusted EBITDA	$180,000 - $195,000	$20,000 - $25,000	$150,000 - $170,000

1.For BrandsMart Other Adjustments, Net includes a one-time, non-cash charge for a fair value adjustment to BrandsMart merchandise inventories.
2.For Consolidated outlook, Other Adjustments, Net includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, and BrandsMart one-time acquisition-related costs.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2022 PREVIOUS OUTLOOK FOR NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2022 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.30	$0.80
Add Sum of Projected Other Adjustments[1]	$1.45	$1.35
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.75	$2.15

1.Includes the non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and BrandsMart one-time acquisition-related costs.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2022 PREVIOUS OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2022 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$126,500 - $154,000
Add: Proceeds from Real Estate Transactions	$12,000 - $14,000
Add: Acquisition-Related Transaction Costs	$11,500
Less: Capital Expenditures	$(100,000) - $(120,000)
Adjusted Free Cash Flow	$50,000 - $60,000